SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2012

CLIFTON SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-50358	34-1983738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to  Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2012, the Board of Directors of Clifton Savings Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Clifton Savings Bank (the "Bank"), appointed Stephen Adzima as a director of the Company and the Bank.  Mr. Adzima was appointed to the class of directors whose term will expire at the Company’s 2013 annual meeting of stockholders.

Item 8.01	Other Events

On November 29, 2012, the Company announced that its Board of Directors had approved the repurchase of up to 280,000 shares of the Company’s outstanding common stock held by persons other than Clifton MHC.  These repurchases will be conducted solely through a Rule 10b5-1 repurchase plan with Sandler O’Neill & Partners, L.P.

The press release announcing the approval of the stock repurchase plan is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

      (d)                 Exhibits

Number                           Description

   99.1                              Press Release dated November 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON SAVINGS BANCORP, INC.

Date: December 3, 2012	By:	/s/ John A. Celentano, Jr.
John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer